Exhibit 10.39

CIT                                                       MASTER LEASE AGREEMENT
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207 QUEENS QUAY WEST, SUITE 700, TORONTO, ONTARIO, CANADA  M5J 1A7

LESSEE: Corporation ACI Telecentrics du Quebec Inc. (`Lessee')

ADDRESS: 1155 Rene-Levesque Blvd. W., Montreal, QC H3B 3S6

This Master Lease Agreement made as of _______________________, 2000, ('Agreement'), Including the terms and conditions on the following page and any schedules and agreements herein, correctly sets forth the entire agreement between CIT Financial LTD. ('Lessor') and Lessee. No agreements or understandings shall be binding on either of the parties hereto unless in writing and executed by the parties hereto.

1. Lease. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the personal or movable property (the 'Equipment') described in the lease Schedule(s) (the 'Schedule') executed and to be executed by the parties and attached hereto to form part hereof. Each Schedule shall constitute a separate lease of Equipment and the provisions hereof will be deemed to be a part thereof. In contemplation of entering into a Schedule Funding Agreement providing for the acquisition of such Equipment by Lessor and at the request of Lessee.

2. Term and Rental. The term of the lease for any Equipment ('Lease Term'), its commencement date ('Lease Commencement Date') and the amount of the rental ('Rental', together with the sales tax and goods and services tax thereon, if applicable, and the terms of payment thereof, will be as provided in the Schedule related to such Equipment. Lessee's obligation to pay Rental and other amounts owing under a Schedule or hereunder shall be absolute and unconditional without any claim of setoff or compensation by Lessee. Lessee shall not be permitted to prepay its Rentals or other obligations. Lessee shall on the Lease Commencement Date pay Lessor the number of advance rentals, if any, set forth in the Schedule. Such advance rentals shall not constitute a security deposit and shall not be refundable to Lessee under any circumstances, but shall be applied by Lessor against subsequent Rentals in reverse order of maturity.

3. Use. Lessee will cause the Equipment to be operated in accordance with any applicable manufacturer's manuals or instructions, by competent duly qualified personnel. In accordance with applicable governmental regulations, if any, and for business purposes only. Lessee agrees not to remove the Equipment from its location as set forth in the related Schedule without Lessor's prior written consent, provided that Equipment which is mobile by nature shall be based at such location but may be operated away from such location in ordinary course of Lessee's business.

4. Maintenance. Lessee assumes all risk of loss or damage to the Equipment by any cause whatsoever from the date of shipment thereof until it is returned to Lessor and the Schedule with respect to it is terminated, and agrees that the Equipment will be installed and maintained in good operating condition at Lessee's expense and returned to Lessor promptly at the expiry of the Lease Term in good operating condition (ordinary wear and tear excepted).

5. Alterations. Lessee may make alterations, additions or improvements to the Equipment provided such alterations, additions or improvements shall not decrease the value of the Equipment or impair its utility. Any alterations, additions or improvements to the Equipment shall be at Lessee's expense and shall belong to and become the property of Lessor subject to the terms of this Agreement during the Lease Term of such Equipment. Lessee may remove any such alterations, additions or improvements at the expiration of the Lease Term of such Equipment, provided Lessee shall repair any damage to the Equipment or the premises where located resulting from or occasioned by such removal and provided after any such removal Lessee shall restore the Equipment to its original state and condition (ordinary wear and tear excepted).

6. Insurance. As and from the earlier of the date upon which Lessor pays any part of the cost of an item of Equipment or acquires ownership of or title to an item of Equipment or bears any risk, responsibility and liability therefor and thereafter throughout the Lease Term of an item of Equipment., Lessee shall at its sole expense:
     (a) insure the Equipment against all risks of physical loss or damage, including without limitation loss by fire (including extended coverage), theft, collision and such other risks of loss as are customarily covered by insurance on such type of equipment by prudent operators of businesses similar to that in which Lessee is engaged, in such amounts, in such form and which such insurers as shall be satisfactory to Lessor, but in no event shall such insurance be less than an amount (the 'Loss Value') equal to the present value from time to time of all unpaid amounts due as Rental or otherwise (including the purchase option amount or any amounts due if the purchase option is not exercised, if applicable) with respect to such Equipment, calculated by discounting such amounts at the rate of six percent (6%) per annum, which amount the parties agree represents an estimate of the full replacement value of the Equipment from time to time during the Lease Term.
     (b) Maintain public liability and property damage insurance in respect of the use, operation and possession of the Equipment and the ownership thereof by Lessor with insurers satisfactory to Lessor in such form and with such limits of liability as Lessor may form time to time reasonably require.
     Each insurance policy will name Lessee and Lessor as insureds will name Lessor as an additional insured and loss payee thereof and shall contain a clause requiring the insurer to five to Lessor at least 30 days' prior written notice of any alteration in the terms of such policy or of the cancellation thereof. At Lessor's request, Lessee shall furnish to Lessor a certificate or certificates of insurance or other evidence satisfactory to Lessor that such coverage is in effect, provided, however, that Lessor shall be under no duty to either ascertain the existence of or to examine such insurance policy or to advise Lessee in the event such insurance coverage shall not comply with the requirements hereof. If any such policies of insurance contain a co-insurance clause, Lessee shall either cause such co-insurance clause to be waived or maintain at all times a sufficient amount of insurance to meet the requirements of any such co-insurance clause so as to prevent Lessee from becoming a co-insurer under the terms of any such policy. Lessee will, at its expense, make all proofs of loss and take all other steps necessary to recover insurance benefits unless advised in writing by Lessor that Lessor desires so to do at Lessee's expense. Proceeds of insurance shall at the option of Lessor be disbursed by Lessor against satisfactory invoices for repair or replacement of Equipment, provided there is no Default hereunder, or be retained by the Lessor for application against Lessee's obligations hereunder, and if the proceeds received are less than the Loss Value of the Equipment lost, Lessee shall immediately pay to Lessor the amount of such deficiency. The total or partial loss of the Equipment or its use or possession shall not relieve Lessee from its obligations and liabilities hereunder.

7. Uninsured Loss and Damage. If any item of Equipment is lost, stolen, destroyed or damaged beyond repair and is not covered by insurance in the amount required by section 6 for any reason, or in the event of any condemnation, confiscation, seizure or expropriation of such item. Lessee shall immediately pay to Lessor the Loss Value of such item, at which time Lessor will transfer to Lessee, without recourse or warranty of any nature whatsoever, all of Lessor's right, title and interest in such item of Equipment.


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8.   Laws and Regulations. Lessee shall comply with all laws relating to the
     Equipment, its possession and use and the ownership thereof by Lessor.

9. Representations and Warranties of Lessee. Lessee represents and warrants to Lessor, which representations and warranties shall be deemed to be repeated on each day that this Agreement remains in force, that:
     (a) Lessee, if a corporation, is duly incorporated and validly existing in good standing under the laws of the jurisdiction of its corporation, and Lessee has the power, corporate or otherwise, to enter into this Agreement and all certificates and other documents required hereby or referred to herein;
     (b) this Agreement has been duly authorized by all necessary action, corporate or otherwise, on the part of Lessee, has been duly executed and delivered by Lessee and constitutes the legal, valid and binding agreement of Lessee enforceable against it in accordance with their terms;
     (c) the execution, delivery, observance and performance of this Agreement does not and will not result in the breach of, constitute a default under, contravene any provision of, or result in the creation of any lien on or in any property or assets of the Lessee, pursuant to Lessee's constating documents (if any) or any agreement, indenture or other instrument to which Lessee is a party or by which Lessee or any of its property or assists may be bound; and
     (d) there are no actions, suits or proceedings pending or, to the knowledge of Lessee, threatened in any court or tribunal or before any competent authority against Lessee or any of its property or assets which, in the reasonable and bona fide opinion of Lessee, may have a material adverse effect on the financial condition or business of Lessee.

10. Exclusion of Equipment Warranties. Lessee acknowledges that Lessee alone will have selected the Equipment, that the Lessor does not deal in the Equipment and that Lessor does not and will not make any representation or warranty whatsoever, express or implied, with respect to the Equipment or its merchantability or adequacy for Lessee's purpose or otherwise. Lessor will have no liability whatsoever (including without limitation, liability for any indirect or consequential damages) arising from any latent or other defect in the Equipment including any fundamental breach, or other failure of performance, capacity or operation of the Equipment. If any Equipment is unsatisfactory for any reason whatsoever, Lessee shall pay the Rental and other amounts owing in respect of such Equipment without set 0ff or abatement and shall seek recourse solely against the supplier or manufacturer of such Equipment. For such purpose, Lessor assignees to Lessee the benefit of all warranties and guarantees provided by manufacturers or suppliers of Equipment. If the manufacturer or supplier substitutes replacement equipment for any Equipment described in a Schedule, Lessee will promptly give Lessor notice thereof together with such particulars as are necessary to prepare a corrected Schedule and such replacement equipment shall be deemed Equipment.

11. Default. Time is of the essence and it shall be a default hereunder ('Default') and under all Schedules if:
     (a) Lessee fails to pay any Rental or other amounts payable under any Schedule or hereunder when due in the manner specified;
     (b) Lessee fails to observe or perform any covenant or other obligation or provision of a Schedule or hereunder,
     (c) Lessee becomes insolvent (within the meaning of the BANKRUPTCY AND INSOLVENCY ACT, WINDING UP ACT or COMPANIES' CREDITORS ARRANGEMENT ACT is filed by or against Lessee or if a receiver or receiver-manager is appointed for Lessee or a substantial part of Lessee's property;
     (d) an emcumbrancer or any other party takes possession of a substantial part of Lessee's property or any of the Equipment;
     (e) any representation or warranty made by Lessee to Lessor in connection with the entering into of this Agreement or any statement in any document or agreement in connection herewith proves to have been untrue or incorrect when made or furnished;
     (f) Lessee ceases or threatens to cease to carry on the business currently being carried on by it or dispose of all or substantially all of its property;
     (g) any item of Equipment is confiscated, forfeited or seized or otherwise attached by anyone pursuant to any legal process or other means;
     (h) if Lessee is a corporation, there is any change in its effective control without the prior written consent of Lessor;
     (i) Lessee or any guarantor of Lessee is in default under any other lease, contract, agreement or obligation now existing or hereinafter entered into with the Lessor or any assignee of Lessor whether Lessee is a corporation, or
     (j) Lessee dies or becomes mentally incompetent, if an individual, or is dissolved, or amalgamated or wound up if Lessee is a corporation, or
     (k) Lessor believes in good faith that the payment of the Rental or the performance or observation of any covenant herein is impaired or that the Equipment is in danger of being lost, damaged or confiscated, or being encumbered by Lessee or seized or otherwise attached by anyone pursuant to any legal process or otherwise.

For greater certainty, Lessee acknowledges that a Default under one Schedule shall be deemed a Default under all Schedules.

12.  Remedies
     (a) Upon Default and any time thereafter Lessor shall have, in addition to any other right or remedy Lessor may have at law or in equity, the rights and remedies set out below, all of which shall be enforced successively, concurrently and/or cumulatively:
          (i) without further notice require Lessee to return the Equipment under any or all Schedules ('Repossession') and for such purposes Lessee hereby grants Lessor the right to enter its premises at the then current Equipment location for the purpose of Repossession and acknowledges that Lessor may retain all prior payments as partial compensation for the use of the Equipment, and sell or lease the Equipment upon such terms as Lessor determines with or without notice, at private or public sale, with or without having the Equipment at the sale ('Disposition');
          (ii) upon five (5) days' prior written notice after the occurrence and continuance of Default, terminate this Agreement and any Schedule; or
          (iii)demand, as a genuine pre-estimate of liquidated damages for loss of bargain and not as a penalty, the Loss Value of the Equipment
     (b) Lessee will pay all costs arising or incurred by Lessor as a result of Default, including reasonable legal fees on a solicitor and his own client basis. Such costs will be first deducted from the proceeds of any Disposition. If an amount in excess of the Loss Value is received by Lessor, after costs, from the exercise of its remedies under paragraph 12(a), Lessor shall pay to Lessee or any other party entitled by law to such payment, any such excess and Lessee shall be liable for any deficiency.
     (c) Lessee will pay Lessor interest at the Prime Rate plus 5% per annum calculated daily on all sums not received by Lessor when due and owing under the provisions of any Schedule or hereunder. Such interest shall be calculated monthly, not in advance, and be due and payable on the same days as provided for the payment of Rental so long as payment of any monies due and payable hereunder is in arrears. For purposes of this paragraph, "Prime Rate" means the rate of interest per annum which Royal Bank of Canada establishes from time to time at its principal office in Toronto for demand loans in Canandian dollars made to its customers in Canada and referred to as its prime rate of interest.
     (d) Lessee waives all claims for damages against Lessor arising out of the Repossession, voluntary surrender, removal or Disposition of the Equipment.
     (e) All rights of Lessor are cumulative and not alternative and may be exercised by Lessor separately or together, in any order or combination.
     (f) Lessor may discharge any claim, lien, mortgage, charge, security interest, encumbrance or any rights of others that may exist or be threatened against the Equipment, and in each such case the amounts so paid together with costs, charges and expenses incurred in connection therewith shall be added to the amount otherwise owed by Lessee.

13. Ownership. Title to the Equipment is and shall remain in Lessor. During the Lease Term, the Equipment shall be and remain movable, personal and chattel property. Lessor shall not interfere with Lessee's right to possession and quiet enjoyment of the Equipment during the Lease Term provided no Default shall have occurred hereunder or under any

     Schedule. Lessor may require plates, labels or other markings to be affixed to or placed prominently upon the Equipment indicating Lessor as the owner.

14. Return on Termination. At the end of the Lease Term or earlier termination of each Schedule, the Equipment shall be returned by Lessee, at its cost, to Lessor at a place reasonably designated by Lessor, unless a purchase option is exercised in respect thereof.

15. Indemnification. Lessee shall be responsible for, and shall indemnify and save Lessor harmless from and against, all losses, claims, costs, expenses, damages, actions and liabilities, including without limitation solicitor's fees on a solicitor and his own client basis, in connections with, or arising from, this Agreement and/or any Schedule, the Equipment and the manufacture, acquisition, possession, return, ownership, leasing, use and operation of the Equipment. This indemnity shall survive termination of this Agreement.

16.  Taxes, Liens, Change of Name. Lessee shall:
     (a) punctually pay all sales and other taxes, licence fees, levies and assessments which may become payable at any time upon, or in respect of, the Equipment, this Agreement and/or any Schedule and make and file all declarations and returns in connection therewith;
     (b) keep the Equipment free and clear of liens, charges, security interests, hypothecs, attachments, seizures and encumbrances of any kind, except those in favor of Lessor: and
     (c) notify Lessor in writing no less than 60 days prior to changing its name or the location of its chief executive officer.

17. Remedying Defaults. If Lessee shall fail to perform or comply with any of Lessee's obligations hereunder and/or under a Schedule, Lessor in its discretion may do as such reasonable acts and make all such reasonable disbursements as may be necessary to remedy such failure and any disbursements so made shall be payable to Lessee on demand, together with interest at the rate stipulated in paragraph 12(c) from the date of disbursement by Lessor to the date of payment by Lessee.

18. Notices. Notices with respect hereto will be given in writing personally delivered to an officer or duly authorized representative of the recipient party or by prepaid registered mail addressed to such party at its address set forth above or such other address as it may in writing direct. Notice, if mailed as aforesaid, shall be deemed effective upon the fifth (5) business day after the mailing thereof.

19.  Assignments.
     (a) This Agreement including any Schedule is not assignable by Lessee nor may Lessee assign or sublet the Equipment without the prior written consent of Lessor.
     (b) Lessor may at any time without notice to Lessee transfer or assign this Agreement or any Schedule or any Equipment or any Rental or other moneys and benefits due or to become due hereunder.

20.  Miscellaneous.
     (a) This Agreement shall be binding upon and anure to the benefit of Lessor and its successors and assigns and shall be binding upon Lessee and the heirs, executors, administrators, successors and permitted assigns or sublets of the Lessee.
     (b) If more than one person, firm or corporation executes this Agreement as Lessee, their respective liabilities hereunder will be both joint and several, but Lessor will be fully discharged in respect of any obligation hereunder upon performance of that obligation in favour of any one of them
     (c) No term, condition or provision of this Agreement will be waived or deemed to have been waived by Lessor except in writing.
     (d) Lessee shall furnish its financial statements to Lessor within 120 days after the close of each fiscal year of Lessee prepared in accordance with generally accepted accounting principles consistently applied. Lessee shall also furnish such other information as Lessor may from time to time reasonably request, and shall permit Lessor to inspect and make copies of its books and records upon at least 24 hours' prior notice.
     (e) This Agreement and Schedule hereto may be amended only by agreement in writing signed by Lessor and Lessee.
     (f) Any provision of this Agreement which is or is deemed to be void, prohibited or unenforceable in any jurisdiction is, as such jurisdiction, severable herefrom and ineffective to the extent of such avoidance, prohibition or unenforceably, without invalidating the remaining provisions hereof.
     (g) All Lessee's obligations hereunder shall be performed or observed at Lessee's expense.
     (h) Lessor may make any registrations, recordations, or filings necessary or desirable to protect or discharge, as the case may be, its security interest in the Equipment at the expense of Lessee.
     (i) Lessee and Lessor shall give such further assurances and do such acts and execute such documents as may be required by the other of them to give effect to this Agreement and to protect their respective rights hereunder.
     (j) "This Agreement", "hereto", "herein", "hereof", "hereby", "hereunder", and similar expressions refer to this Master Lease Agreement and include all Schedules.
     (k) This document and all related documents have been written in the English language at the express request of the parties. Le present document ains que tous documents ratrachant ont ete rediges en langue anglaise a la demande expresse des parties.
     (l)  Lessee acknowledges receipt of a copy of this Agreement.
     (m)  This Agreement and all Schedules hereto are non-cancellable by Lessee.
     (n) This Agreement and the Schedules shall for the purpose of determining the validity and enforceability of Lessor's security interest in the Equipment and the Lessor's remedies upon a default, (i) be governed by and construed in accordance with the laws of the jurisdiction where Lessee is located as the date of this Lease if the Equipment is inventory leased or held for lease to others or Equipment that is an intangible or Equipment normally used in more than one jurisdiction, and (ii) in all other cases, the laws of the jurisdiction where the Equipment is located. For all other purposes, this Agreement shall be governed and construed in accordance with the laws of the Province of Ontario.

21.  Provincial Waivers
     (a) Quebec. Notwithstanding anything in this Agreement to the contrary, the contract evidenced hereby shall be a contract of leasing as contemplated by Article 1842 of the CIVIL CODE and Lessee declares and represents that it chose the Equipment leased hereunder which will be used for the purpose of its enterprise.
     (b) Sasketchewan. Lessee, if a corporation, hereby agrees that the LIMITATION OF CIVIL RIGHTS ACT, as amended from time to time, shall have no application to the rights, powers or remedies of Lessor hereunder, and hereby waives any rights Lessee may have thereunder.
CIT FINANCIAL LTD.

PER:
     ------------------------------------------------
NAME:             CHRIS PELPOLA
      -----------------------------------------------
TITLE:   Manager Administration
        ---------------------------------------------
DATE:    Dec. 13, 2000
      -----------------------------------------------

LESSEE: Corporation ACI Telecentrics du Quebec Inc.
PER:     /S/ Russ Jackson
     ------------------------------------------------
NAME:    RUSS JACKSON
       ----------------------------------------------
TITLE:   CFO/Treasurer
        ---------------------------------------------
DATE:    August 24, 2000
       ----------------------------------------------

CIT

CENTRE, 207 QUEENS QUAY WEST, SUITE 700,                     LEASE
TORONTO, ONTARIO, CANADA M5J 1A7                             SCHEDULE NO.
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ATTACHED TO AND FORMING PART OF MASTER LEASE AGREEMENT ("Lease Agreement") dated as of August, 2000. BETWEEN CIT FINANCIAL LTD. ("LESSOR") AND Corporation ACI Telecentrics du Quebec Inc. ("LESSEE')
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Lessor hereby agrees to lease to Lessee and Lessee hereby agrees to lease from
Lessor, upon and subject to the terms, conditions and provisions set forth in this Lease Schedule ("Schedule") and in the above referenced Lease Agreement, the Equipment described or identified below and/or on Schedule "A" attached hereto, if applicable, together with all attachments, accessions, replacements and/or additions thereto (the "Equipment"). Any capitalized term not defined herein shall have the meaning ascribed to it in the Lease Agreement.
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                              EQUIPMENT DESCRIPTION
                       See attached Equipment Schedule "A"
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LOCATION OF EQUIPMENT:    375 de Courcelette Street, Sherbrooke, QC J1H 3X4
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1.       TERM AND RENTAL PROVISIONS

Lease Term:  36 months

Lease Commencement Date: December 1, 2000

Terminal Rentals: 1 of U.S. $6,220.70

Rentals Payable:  Monthly

FIRST RENTAL DUE:  December 1, 2000

TOTAL PERIODIC RENTAL SCHEDULE:

(1) 36 Rentals at U.S. $6,220.70 each
(2)      Rentals at $             each
(3)      Rentals at $             each
(4)      Rentals at $             each
(5)      Rentals at $             each
(6)      Rentals at $             each
(7)      Rentals at $             each
(8)      Rentals at $             each
(9)      Rentals at $             each
(10)     Rentals at $             each

All rentals are subject to applicable taxes.

     SECURITY DEPOSIT: $
2. PURCHASE OPTION: Lessee shall, when not in Default under the Lease Agreement and upon 60 days' prior written notice to Lessor, have the option to purchase all but not less than all of the Equipment on the date(s) and for the price(s) ("Option Price") referred to below subject to the terms and conditions of the Lease Agreement.

     (a) on the due date for the 36 Rental for U.S. $1.00

     in either case together with the Rentals and other amounts due under this Schedule or the Lease Agreement.

     On Lessor's receipt of the Option Price in cash, plus sales and other taxes, if applicable, the Equipment will be sold to Lessee in its then condition, quantity and location, on an "as is, where is" basis, free and clear of liens, charges or encumbrances created by Lessor, without further warranties, conditions or representations whatsoever, express or implied, on the part of Lessor.

3. RENTAL ADJUSTMENT. (a) If the Rentals are calculated based upon a variable rate of interest, then the actual amount payable by Lessee will increase or decrease according to the terms set forth on Schedule "B" attached hereto which are incorporated by reference and form part of the Schedule. Schedule is made as of the 30th day of November, 2000
     (a) In all other cases, the Rentals set forth in Section 1 are based on __________ rate, being __________ per annum as of the _____ day of
     __________, 200_. For each of 1% increase or decrease which occurs in such rate prior to execution by Lessee and receipt by Lessor of an Equipment Acceptance Certificate with respect to the Equipment, the Rental will be adjusted $______ upwards or downwards, as the case may be. Lessor is hereby authorized to make such adjustments as may be necessary upon receipt of an Equipment Acceptance Certificate executed by Lessee;
     (b) If the Equipment has been or will be purchased by Lessor in any currency other than Canadian dollars, the Rentals in Section 1 and the Option Price will each be adjusted upwards or downwards, as the case may be, and in the same proportion, to any increase or decrease in such rate of exchange as at the date on which Lessor pays for such Equipment, and Lessor is hereby authorized to make such adjustments as may be necessary upon receipt thereof.

4. AGREEMENT. This Schedule shall be deemed to take effect and form part of the Lease Agreement pursuant to Section 1 thereof on the date Lessor receives a fully completed Equipment Acceptance Certificate duly executed by Lessee in form and content acceptable to Lessor, in Lessor's sole discretion, and an invoice from the supplier of the Equipment which is the subject of such Equipment Acceptance Certificate with such invoice designating Lessor as purchaser and owner of Equipment. Lessee hereby authorizes Lessor to insert as the lease Commencement Date the date lessor receives an executed Equipment Acceptance Certificate and, where applicable, the serial number of the Equipment. Notwithstanding the foregoing, the time for attachment of the security interest created hereby has not been postponed and is intended to attach when this Schedule is executed by Lessee and attaches at that time to Equipment in which Lessee than has any right, title or interest and attaches to Equipment in which Lessee subsequently acquires any right, title or interest at the time when Lessee first acquires such right, title or interest. Lessee hereby agrees that the security interest in the Equipment created hereby shall secure payment and performance by Lessee of its obligations to Lessor or any assignee of Lessor under this Schedule and under any other lease, lease schedule, contract or agreement now existing or hereinafter entered into by Lessee with Lessor or any assignee of Lessor whether Lessee is bound alone or with others.

5. The present document has been written in the English language at the express request of the parties. Le present document a ete redige en langue anglaise a la demande epresse des parties.

6.   Additional Provisions

LESSOR:  CIT FINANCIAL LTD.

PER:  CHRIS PELPOLA
     ---------------------------------------
NAME/TITLE: Manager administration
            --------------------------------
LESSEE: Corporation ACI Telecentrics du Quebec Inc.

PER:  /s/ Russ Jackson
      --------------------------------------
NAME/TITLE: Russ Jackson      CFO
            --------------------------------